                                                                     EXHIBIT 4.1

================================================================================

                         International Wire Group, Inc.

                      10% Secured Senior Subordinated Notes

                                    INDENTURE

                          Dated as of October 20, 2004

                            BNY Midwest Trust Company
                                   as Trustee

================================================================================

                              CROSS-REFERENCE TABLE

    TIA                                                                                   Indenture
  Section                                                                                  Section
  -------                                                                                 ---------
310(a)(1).......................................................................     7.10
   (a)(2).......................................................................     7.10
   (a)(3).......................................................................     N.A.
   (a)(4).......................................................................     N.A.
   (b)..........................................................................     7.08; 7.10
   (c)..........................................................................     N.A.
311(a)..........................................................................     7.11
   (b)..........................................................................     7.11
   (c)..........................................................................     N.A.
312(a)..........................................................................     2.05
   (b)..........................................................................     13.03
   (c)..........................................................................     13.03
313(a)..........................................................................     7.06
   (b)(1).......................................................................     12.03(c)
   (b)(2).......................................................................     7.06, 12.03(c)
   (c)..........................................................................     7.06, 13.02
   (d)..........................................................................     7.06
314(a)..........................................................................     4.02
   (b)..........................................................................     4.15, 11.02
   (c)(1).......................................................................     13.04
   (c)(2).......................................................................     13.04
   (c)(3).......................................................................     N.A.
   (d)..........................................................................     12.03(c), 12.04, 12.05
   (e)..........................................................................     13.05
   (f)..........................................................................     NA
315(a)..........................................................................     7.01
   (b)..........................................................................     7.05, 13.02
   (c)..........................................................................     7.01
   (d)..........................................................................     7.01
   (e)..........................................................................     6.11
316(a)(last sentence)...........................................................     13.06
   (a)(1)(A)....................................................................     6.05
   (a)(1)(B)....................................................................     6.04
   (a)(2).......................................................................     N.A.
   (b)..........................................................................     6.07
   (c)..........................................................................     2.11
317(a)(1).......................................................................     6.08
   (a)(2).......................................................................     6.09
   (b)..........................................................................     2.04
318(a)..........................................................................     13.01
318(b)..........................................................................     N.A
318(c)..........................................................................     13.01

                           N.A. means Not Applicable.
        Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.   Definitions.........................................................     1
SECTION 1.02.   Other Definitions...................................................    27
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act...................    27
SECTION 1.04.   Rules of Construction...............................................    28

                                   ARTICLE II

                                 The Securities

SECTION 2.01.   Form and Dating.....................................................    28
SECTION 2.02.   Execution and Authentication........................................    31
SECTION 2.03.   Registrar and Paying Agent..........................................    32
SECTION 2.04.   Paying Agent To Hold Money in Trust.................................    32
SECTION 2.05.   Securityholder Lists................................................    33
SECTION 2.06.   Transfer and Exchange...............................................    33
SECTION 2.07.   Replacement Securities..............................................    35
SECTION 2.08.   Outstanding Securities..............................................    35
SECTION 2.09.   Temporary Securities................................................    35
SECTION 2.10.   Cancellation........................................................    35
SECTION 2.11.   Defaulted Interest..................................................    36
SECTION 2.12.   CUSIP Numbers.......................................................    36

                                   ARTICLE III

                                   Redemption

SECTION 3.01.   Optional Redemption.................................................    36
SECTION 3.02.   Notice to Trustee Upon Redemption...................................    37
SECTION 3.03.   Selection of Securities to be Redeemed..............................    37
SECTION 3.04.   Notice of Redemption................................................    38
SECTION 3.05.   Effect of Notice of Redemption......................................    38
SECTION 3.06.   Surrender of Securities.............................................    39
SECTION 3.07.   Deposit of Redemption Price.........................................    39

                                     ARTICLE IV

                                     Covenants

SECTION 4.01.   Payment of Securities...............................................    39
SECTION 4.02.   SEC Reports.........................................................    39
SECTION 4.03.   Limitation on Indebtedness..........................................    40
SECTION 4.04.   Limitation on Restricted Payments...................................    43
SECTION 4.05.   Limitation on Restrictions on Distributions from Restricted
                Subsidiaries........................................................    45
SECTION 4.06.   Limitation on Sales of Assets and Subsidiary Stock..................    46
SECTION 4.07.   Limitation on Affiliate Transactions................................    48
SECTION 4.08.   Change of Control...................................................    50
SECTION 4.09.   Limitation on Liens.................................................    51
SECTION 4.10.   Limitation on Sale/Leaseback Transactions...........................    51
SECTION 4.11.   Future Guarantors...................................................    51
SECTION 4.12.   Impairment of Security Interest.....................................    52
SECTION 4.13.   Material After-Acquired Property....................................    52
SECTION 4.14.   Business Activities.................................................    52
SECTION 4.15.   Compliance Certificate..............................................    52
SECTION 4.16.   Further Instruments and Acts........................................    52

                                     ARTICLE V

                                 Successor Company

SECTION 5.01.   When Company May Merge or Transfer Assets...........................    52

                                     ARTICLE VI

                               Defaults and Remedies

SECTION 6.01.   Events of Default...................................................    54
SECTION 6.02.   Acceleration........................................................    56
SECTION 6.03.   Other Remedies......................................................    56
SECTION 6.04.   Waiver of Past Defaults.............................................    57
SECTION 6.05.   Control by Majority.................................................    57
SECTION 6.06.   Limitation on Suits.................................................    57
SECTION 6.07.   Rights of Holders to Receive Payment................................    58
SECTION 6.08.   Collection Suit by Trustee..........................................    58
SECTION 6.09.   Trustee May File Proofs of Claim....................................    58
SECTION 6.10.   Priorities..........................................................    59
SECTION 6.11.   Undertaking for Costs...............................................    59
SECTION 6.12.   Waiver of Stay or Extension Laws....................................    59
SECTION 6.13.   Rights and Remedies Cumulative......................................    59
SECTION 6.14.   Delay or Omission Not Waiver........................................    60

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.   Duties of Trustee...................................................    60
SECTION 7.02.   Rights of Trustee...................................................    61
SECTION 7.03.   Individual Rights of Trustee........................................    62
SECTION 7.04.   Trustee's Disclaimer................................................    62
SECTION 7.05.   Notice of Defaults..................................................    62
SECTION 7.06.   Reports by Trustee to Holders.......................................    62
SECTION 7.07.   Compensation and Indemnity..........................................    63
SECTION 7.08.   Replacement of Trustee..............................................    63
SECTION 7.09.   Successor Trustee by Merger.........................................    64
SECTION 7.10.   Eligibility; Disqualification.......................................    64
SECTION 7.11.   Preferential Collection of Claims Against Company...................    64
SECTION 7.12.   Paying Agents.......................................................    64

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities; Defeasance....................    65
SECTION 8.02.   Conditions to Defeasance............................................    66
SECTION 8.03.   Application of Trust Money..........................................    67
SECTION 8.04.   Repayment to Company................................................    67
SECTION 8.05.   Indemnity for Government Obligations................................    67
SECTION 8.06.   Reinstatement.......................................................    67

                                   ARTICLE IX

                                   Amendments

SECTION 9.01.   Without Consent of Holders..........................................    68
SECTION 9.02.   With Consent of Holders.............................................    69
SECTION 9.03.   Compliance with Trust Indenture Act.................................    70
SECTION 9.04.   Revocation and Effect of Consents and Waivers.......................    70
SECTION 9.05.   Notation on or Exchange of Securities...............................    70
SECTION 9.06.   Trustee To Sign Amendments..........................................    70
SECTION 9.07.   Payment for Consent.................................................    71

                                    ARTICLE X

                                  Subordination

SECTION 10.01.  Agreement To Subordinate............................................    71
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy................................    71
SECTION 10.03.  Default on Credit Facility Indebtedness.............................    72

SECTION 10.04.  Acceleration of Payment of Securities...............................    73
SECTION 10.05.  When Distribution Must Be Paid Over.................................    73
SECTION 10.06.  Subrogation.........................................................    73
SECTION 10.07.  Relative Rights.....................................................    74
SECTION 10.08.  Subordination May Not Be Impaired by Company........................    74
SECTION 10.09.  Rights of Trustee and Paying Agent..................................    74
SECTION 10.10.  Distribution or Notice to Representative............................    75
SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit Right To
                Accelerate..........................................................    75
SECTION 10.12.  Trust Moneys Not Subordinated.......................................    75
SECTION 10.13.  Trustee Entitled To Rely............................................    75
SECTION 10.14.  Trustee To Effectuate Subordination.................................    76
SECTION 10.15.  Trustee Not Fiduciary for Holders of Credit Facility Indebtedness
                or Guarantor Credit Facility Indebtedness...........................    76
SECTION 10.16.  Reliance by Holders of Credit Facility Indebtedness on
                Subordination Provisions............................................    76

                                   ARTICLE XI

                                   Guaranties

SECTION 11.01.  Guaranties..........................................................    76
SECTION 11.02.  Limitation on Liability.............................................    78
SECTION 11.03.  Successors and Assigns..............................................    78
SECTION 11.04.  No Waiver...........................................................    78
SECTION 11.05.  Modification........................................................    78
SECTION 11.06.  Release of Subsidiary Guarantor.....................................    78

                                   ARTICLE XII

                               Security Documents

SECTION 12.01.  Security Documents..................................................    79
SECTION 12.02.  Recording and Opinions..............................................    80
SECTION 12.03.  Release of Collateral...............................................    80
SECTION 12.04.  Certificates and Opinions of Counsel................................    81
SECTION 12.05.  Determinations Relating to Collateral...............................    81
SECTION 12.06.  Certificates of the Trustee.........................................    82
SECTION 12.07.  Authorization of Actions to Be Taken by the Trustee Under the
                Security Documents..................................................    82
SECTION 12.08.  Authorization of Receipt of Funds by the Trustee Under the Security
                Documents...........................................................    82
SECTION 12.09.  Termination of Security Interest....................................    82
SECTION 12.10.  Conflicts Between Indenture and Security Documents..................    83
SECTION 12.11.  Collateral Agent....................................................    83
SECTION 12.12.  Remedies Upon an Event of Default...................................    83

                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls........................................    83
SECTION 13.02.  Notices.............................................................    83
SECTION 13.03.  Communication by Holders with Other Holders.........................    84
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent..................    84
SECTION 13.05.  Statements Required in Certificate or Opinion.......................    85
SECTION 13.06.  When Securities Disregarded.........................................    85
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar........................    85
SECTION 13.08.  Legal Holidays......................................................    85
SECTION 13.09.  Governing Law.......................................................    85
SECTION 13.10.  No Recourse Against Others..........................................    85
SECTION 13.11.  Successors..........................................................    86
SECTION 13.12.  Multiple Originals..................................................    86
SECTION 13.13.  Table of Contents; Headings.........................................    86
SECTION 13.14.  Severability........................................................    86

Schedule 1.01 - Permitted Holders

Exhibit A - Form of Security
Exhibit B - Form of Collateral Agreement
Exhibit C - Form of Intercreditor Agreement
Exhibit D - Form of Guarantee Agreement

            INDENTURE dated as of October 20, 2004, between INTERNATIONAL WIRE GROUP, INC., a Delaware corporation (the "Company"), IWG RESOURCES LLC, WIRE TECHNOLOGIES, INC., OMEGA WIRE, INC., INTERNATIONAL WIRE ROME OPERATIONS, INC., OWI CORPORATION and CAMDEN WIRE CO., INC., as guarantors (collectively, the "Guarantors") and BNY Midwest Trust Company, an Illinois Trust Company as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10% Secured Senior Subordinated Notes (the "Securities").

                                   ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Additional Assets" means:

            (1) any property, plant or equipment used in a Related Business;

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary;

            (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

            (4) Permitted Investments;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

            (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

            (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; provided that the sale, lease, transfer, issuance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.08 and/or
      Section 5.01 and not by Section 4.06 or

            (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1) and (2) above,

                  (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary (other than a disposition of Collateral to a Foreign Subsidiary);

                  (B) dispositions of Collateral having an aggregate book value not to exceed $15.0 million by the Company or a Domestic Subsidiary to a Foreign Subsidiary;

                  (C) for purposes of Section 4.06 only, (x) a disposition
            (other than a disposition of Collateral) that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (y) a disposition of all or substantially all the assets of the Company in accordance with
            Section 5.01;

                  (D) a disposition of obsolete assets or assets no longer
            useful in the operation of the business of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business;

                  (E) a disposition of cash or Cash Equivalents;

                  (F) the creation of a Lien (but not the sale or other
            disposition of the property subject to such Lien);

                  (G) dispositions of inventory in the ordinary course of
            business or transfers of inventory among the Company and its Restricted Subsidiaries; and

                  (H) a disposition of assets with a fair market value of less than $1.0 million; provided, however, that the aggregate amount of such fair market value may not exceed $2.5 million in any calendar year;

                  (I) transfers resulting from any casualty or condemnation of property or assets;

                  (J) any license, sublicense, lease or sublease of any property
            (including intellectual property) in the ordinary course of business;

                  (K) leases or subleases or real property no longer used or useful in the Company's or its Restricted Subsidiaries' business;

                  (L) consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business; and

                  (M) sales or discounts of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

            For purposes of Section 4.06 only, the disposition of Capital Stock of a Person shall be treated as a disposition of all Collateral owned by such Person if after giving effect to such disposition of such Capital Stock, the Company and the Restricted Subsidiaries do not control such Person.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

            (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

            (2) the sum of all such payments.

            "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.09, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

            "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Cash Equivalents" means (i) United States dollars and any other currency that is convertible into United States dollars without legal restrictions and which is utilized by the Company or any of its Restricted Subsidiaries in the ordinary course of its business; (ii) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (iii) demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (ii) above entered into with a bank meeting the qualifications described in clause (iii) above; (v) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; (vi) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and (vii) any money market or mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (ii) through (vi) above.

            "Change of Control" means the occurrence of any of the following events:

            (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder(s), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the voting power of the Voting Stock of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity);

            (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then still in office;

            (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

            (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all the collateral provided for under and described in the Security Documents.

            "Collateral Agent" means BNY Midwest Trust Company as collateral agent and any successor under the Collateral Agreement.

            "Collateral Agreement" means the Collateral Agreement dated as of the Issue Date among, the Company, the Subsidiary Guarantors and the Collateral Agent, in the capacity of Collateral Agent, in substantially the form of Exhibit B attached hereto.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such

      Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit facility or similar arrangement) only that portion of such Indebtedness that constitutes one year projected minimum balance of such Indebtedness (determined in good faith by senior management of the Company and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation);

            (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period;

            (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

            (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or
      (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

            (1) interest expense attributable to Capital Lease Obligations;

            (2) amortization of debt discount and debt issuance cost (other than amortization of debt discount and debt issuance cost with respect to the Securities);

            (3) capitalized interest;

            (4) non-cash interest expense;

            (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6) net payments pursuant to Hedging Obligations;

            (7) dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

            (8) interest incurred in connection with Investments in discontinued operations;

            (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

            (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

            (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                  (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                  (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable to the Company by such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being set forth in a certificate of the Company's chief financial officer) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

                  (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (B) the Company's equity in a net loss of any such Restricted
            Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (3) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (4) extraordinary gains or losses; and

            (5) the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D) hereof.

            "Control Security" means any Security issued by the Company to a Holder who is deemed an underwriter as defined in section 1145 of the Bankruptcy Code, which Security shall bear the legend set forth in Section 2.01(c)(1).

            "Credit Facility" means the Loan and Security Agreement and the Term Loan, collectively.

            "Credit Facility Indebtedness" means all Indebtedness and Obligations of the Borrowers (as defined in each of the Loan and Security Agreement and the Term Loan) in respect of the Credit Facility.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and their respective assigns, or such other depository institution herein after appointed by the Company.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

            (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

            (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case prior to the 91st day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

                  (A) the "asset sale" or "change of control" provisions
            applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.08; and

                  (B) any such requirement only becomes operative after
            compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

            "Domestic Subsidiary" means a Restricted Subsidiary that is incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

            (1) all income tax and franchise tax expense of the Company and its consolidated Restricted Subsidiaries;

            (2) Consolidated Interest Expense;

            (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

            (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

            (5) to the extent not included in Consolidated Interest Expense, any deferred debt issuance costs and restructuring expenses incurred in connection with the Restructuring;

            (6) any fees or expenses incurred prior to the Issue Date and fees or expenses not to exceed $3.5 million in the aggregate incurred during the term of the Securities, in each case associated with one or more causes of action, claims or lawsuits where the Company or any of its Restricted Subsidiaries is named as a potentially liable party relating to washing machine inlet water hoses;

            (7) non-cash losses (including losses resulting from a sale of assets, other than sales of inventory in the ordinary course of business);

            (8) exchange or translation losses on foreign currencies less, to the extent included in Consolidated Net Income, exchange or translation gains on foreign currencies; and

            (9) any one-time costs incurred within twelve months from the Issue Date in connection with the relocation of the Company's insulated wire operations to Durango, Mexico not to exceed $2.0 million in the aggregate;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and
(x) only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or (y) in the case of any Foreign Subsidiary, only if a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being set forth in a certificate of the Company's chief financial officer) pursuant to intercompany loans, repurchases of Capital Stock or otherwise; provided, however, that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of "Consolidated Net Income," such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (y).

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

            (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

            (2) statements and pronouncements of the Financial Accounting Standards Board;

            (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

            (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

            (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person Guaranteeing any obligation.

            "Guarantee Agreement" means a supplemental indenture, in the form attached hereto as Exhibit D, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Securities on the terms provided for in the Indenture.

            "Guarantor" means each Subsidiary Guarantor.

            "Guarantor Credit Facility Indebtedness" means, with respect to any Guarantor (as defined in each of the Loan and Security Agreement and the Term
Loan), all Indebtedness and Obligations with respect to the Guarantee by such Guarantor of the Credit Facility Indebtedness.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03, the following shall not be deemed to be the Incurrence of Indebtedness:

            (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

            (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

            (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

            (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

            (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or any Preferred Stock of any Subsidiary of such Person or that are determined by the value of such Disqualified Stock or Preferred Stock, as applicable (the principal amount of such Disqualified Stock or Preferred Stock, as applicable, to be determined in accordance with the Indenture);

            (6) all obligations of the type referred to in clauses (1) through
      (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (7) all obligations of the type referred to in clauses (1) through
      (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

            (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

            "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of the Issue Date between the Trustee, Congress Financial Corporation (Central), as agent for the financial institutions who are lenders under the Loan and Security Agreement and Silver Point Finance, LLC as agent for the financial institutions who are lenders under the Term Loan, in substantially the form of Exhibit C attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

            For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.04:

            (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
      (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means October 20, 2004.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or nature (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Loan and Security Agreement" means (i) the Loan and Security Agreement by and among Omega Wire, Inc., OWI Corporation, Camden Wire Co., Inc., IWG Resources LLC, International Wire Rome Operations, Inc. and Wire Technologies, Inc., as Borrowers, Congress Financial Corporation (Central), as Agent and the Lenders from time to time party thereto, dated October 20, 2004 including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, replacement or refinancing thereof (whether with the original administrative agent or agents or other lenders and whether provided under the original Loan and Security Agreement or any other credit or other agreement or indenture).

            "Material After-Acquired Property" means (i) assets acquired by the Company or any Restricted Subsidiary after the Issue Date which constitute accretions, additions or technological upgrades to the equipment, plants or operations that form part of the Collateral or constitute separate equipment, plants and operations that are integrated physically or operationally in any material respect with any other part of the Collateral, (ii) any other assets of the Company or any Restricted Subsidiary acquired after the Issue Date and which are material to the business or operations conducted by the Company using the Collateral and (iii) any Additional Assets acquired by the Company or any Restricted Subsidiary in compliance with Section 4.06(a)(iii)(A).

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage, land charge or other security document granting a Lien on any Mortgaged Property to secure the Security Obligations of the Company or the applicable Guarantor. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

            "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by the Company or any Guarantor and identified on Schedule IV of the Collateral Agreement, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Sections 4.12 and 4.13 of this Indenture.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

            (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

            (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Obligor" means the Company, the Guarantors and any other Subsidiary of the Company that has granted to the Trustee a lien upon any of the Collateral as Security for a Security Obligation.

            "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Collateral Lien" means Permitted Liens (other than Liens described in clause (7) of the definition of "Permitted Liens" that are not junior to the Liens securing the Securities).

            ""Permitted Holders" shall mean the persons listed on Schedule 1.01 hereto and their respective successors and assigns.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

            (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

            (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

            (3) cash and Cash Equivalents;

            (4) (A) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; and

                  (B) receivables owing to the Company or any Restricted
            Subsidiary which are past due evidenced by a promissory note made by the receivable debtor payable to the Company or any Restricted Subsidiary;

            (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

            (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or claims;

            (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

            (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

            (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

            (12) any Person to the extent such Investments are in existence on the Issue Date; and

            (13) any Person to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $5.0 million.

            "Permitted Liens" means, with respect to any Person:

            (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

            (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

            (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of any Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

            (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (6) Liens Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property (real or personal), plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 360 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

            (7) Liens existing on the Issue Date;

            (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

            (11) Cash collateral in an amount not to exceed $25.0 million in the aggregate securing letters of credit, including letters of credit outstanding on the Issue Date and initially issued on behalf of the Company or any Restricted Subsidiary prior to the Issue Date by lenders under the Credit Facility;

            (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

            (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9); provided, however, that:

                  (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                  (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

            (14) Liens upon the Collateral securing the Securities;

            (15) Liens upon the Collateral securing obligations under the Credit Facility, as set forth in the Collateral Agreement and the Intercreditor Agreement;

            (16) Liens arising from (A) operating leases and the precautionary UCC financing statement filings in respect thereof and (B) equipment or other materials which are not owned by the Company or any Restricted Subsidiary located on the premises of the Company or such Restricted Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and the precautionary UCC financing statement filings in respect thereof;

            (17) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor and (iii) a stay of enforcement of any such Liens is in effect;

            (18) Liens in favor of a banking institution arising by operation of law encumbering deposits (including a right of set-off) held by such banking institutions incurred in the ordinary course and within the general parameters customary for the banking industry; and

            (19) Liens securing Indebtedness Incurred pursuant to Section 4.03.

Notwithstanding the foregoing, "Permitted Liens" shall not include any Lien described in clause (6), (8) or (9) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

            "Permitted Prior Liens" means (a) Liens described in clauses (4),
(6), (11) or (15) of the definition of "Permitted Liens," (b) with respect to Mortgages only, Liens described in clause (5) of the definition of "Permitted Liens" and (c) other Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests granted by the Security Documents.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

            (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

            (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

            (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

            "Representative" means any agent or representative in respect of any Credit Facility Indebtedness; provided that if, and for so long as any Credit Facility Indebtedness lacks such representative, then the Representative for such Credit Facility Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Credit Facility Indebtedness.

            "Restricted Payment" with respect to any Person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

            (4) the making of any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Restructuring" means the consummation of the transactions contemplated by the Company's and its applicable Subsidiaries' Plan of Reorganization, which was confirmed by the Bankruptcy Court for the Southern District of New York on August 25, 2004.

            "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Documents" means the Collateral Agreement, the Mortgages, any agreements pursuant to which assets are added to the Collateral and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

            "Security Guarantee" means each Subsidiary Guarantee.

            "Security Obligations" means the Securities, the Security Guaranties and all other Obligations of any Obligor under this Indenture or any of the Security Documents.

            "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Security Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

            "Subordinated Securities" means any debt or equity securities of the Company or any Subsidiary Guarantor that are distributed to any Securityholder in respect of the Indebtedness evidenced by the Securities and that (a) are subordinated in right of payment to all Credit Facility Indebtedness and the Guarantor Credit Facility Indebtedness (or any debt or equity securities issued in substitution of all or any portion of the Credit Facility Indebtedness and/or the Guarantor Credit Facility Indebtedness) to at least the same extent as the Indebtedness evidenced by the Securities is subordinated herein to the Credit Facility Indebtedness and all Guarantor Credit Facility Indebtedness, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Credit Facility Indebtedness and/or the Guarantor Credit Facility Indebtedness have at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Credit Facility Indebtedness and all Guarantor Credit Facility Indebtedness.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

            (1) such Person;

            (2) such Person and one or more Subsidiaries of such Person; or

            (3) one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

            "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Security Obligations of the Company.

            "Term Loan" means (i) the Working Capital Loan and Security Agreement by and among Omega Wire, Inc., OWI Corporation, Camden Wire Co., Inc., IWG Resources LLC, International Wire Rome Operations, Inc. and Wire Technologies, Inc., as Borrowers, Silver Point Finance LLC, as Agent and the Lenders from time to time party thereto, dated October 20, 2004 including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, replacement or refinancing thereof (whether with the original administrative agent or agents or other lenders and whether provided under the original Term Loan or any other credit or other agreement or indenture).

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Trustee" means BNY Midwest Trust Company until a successor replaces it and, thereafter, means the successor.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means:

            (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

            The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could incur $1.00 of additional Indebtedness under Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

            SECTION 1.02. Other Definitions.

                                                                     Defined in
Term                                                                  Section
----------------------------                                        -----------
"Affiliate Transaction"                                             4.07
"Agent Members"                                                     2.01(d)(3)
"Bankruptcy Law"                                                    6.01(k)
"Blockage Notice"                                                   10.03
"Certificated Securities"                                           2.01(e)
"Change of Control Offer"                                           4.08(b)
"Company"                                                           Recitals
"Control Securities Legend"                                         2.01(c)(1)
"covenant defeasance option"                                        8.01(b)
"Custodian"                                                         6.01(k)
"Event of Default"                                                  6.01
"Global Security"                                                   2.01(b)
"Global Securities Legend"                                          2.01(c)(2)
"Guaranteed Obligations"                                            11.01
"Guarantors"                                                        Recitals
"legal defeasance option"                                           8.01(b)
"Legal Holiday"                                                     14.08
"Offer"                                                             4.06(e)
"Offer Amount"                                                      4.06(f)(2)
"Offer Period"                                                      4.06(f)(2)
"Paying Agent"                                                      2.03
"Payment Blockage Period"                                           10.03
"Payment Default"                                                   10.03
"Public Equity Offering"                                            3.01(b)
"Purchase Date"                                                     4.06(f)(1)
"Registrar"                                                         2.03
"Second Priority Failure"                                           4.11(b)
"Securities"                                                        Recitals
"Successor Company"                                                 5.01(a)(1)
"Trustee"                                                           Recitals
"Trust Moneys"                                                      12.01

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities;

            "indenture security holder" means a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (9) all references to the date the Securities were originally issued shall refer to the Issue Date.

                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any such legend, notation or endorsement on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture, and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

            (b) Global Securities. The Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Control Securities Legend (if applicable) set forth in Section 2.01(c) hereto (each, a "Global Security"), which shall be deposited on behalf of the holders of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by endorsements made on such Global Securities by the Trustee and the Depository or its nominee as hereinafter provided.

            (c) Legends.

            (1) Each Control Security shall bear a legend in substantially the following form (the "Control Securities Legend"):

            "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT, EXERCISABLE BY EITHER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

            (2) The Global Securities shall bear a legend in substantially the following form (the "Global Securities Legend"):

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK

CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (d) Book-Entry Provisions. (1) This Section 2.01(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depository.

            (2) Each Global Security initially shall (x) be registered in the name of the Depository for such Global Security or the names of such Depository, (y) be delivered to the Trustee as custodian for such Depository and (z) bear legends as set forth in Section 2.01(c).

            (3) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holders of a beneficial interest in any Global Security.

            (4) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Certificated Securities (as defined below), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and deliver, one or more Certificated Securities of like tenor and amount.

            (5) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

            (e) Certificated Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Certificated Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners of Securities may obtain Certificated Securities representing such Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depository's and the Registrar's procedures. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor depository is not appointed by the Company within 90 days of such notice or (ii) the Company executes and delivers to the Trustee and the Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository. Any Certificated Security delivered in exchange for an interest in a Global Security pursuant to Section 2.01(d)(4) and (5) shall, except as otherwise provided by paragraph (c) of
Section 2.06, bear the applicable legend regarding transfer restrictions applicable to the Certificated Security set forth in Section 2.01(c).

            (f) Proxies. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (g) Non-Depository Eligible Securities. If a Global Security shall not qualify or otherwise not be accepted for deposit by the Depository, then such Global Security shall be registered in the name of the Trustee as trustee, and the foregoing provisions in respect of the Depository shall apply mutatis mutandis to the Trustee in respect thereof. In lieu of the second pair of legends in subparagraph (c)(2) preceding, such Global Security shall bear such comparable legend(s) as the Trustee shall reasonably request.

            SECTION 2.02. Execution and Authentication. Two Officers or an Officer and an Assistant Secretary of the Company shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer or the Assistant Secretary whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

            On the Issue Date, the Trustee shall authenticate and deliver $75.0 million aggregate principal amount of 10% Secured Senior Subordinated Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.

Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

            (a) Upon the transfer, exchange or replacement of Securities not bearing a Control Securities Legend, the Registrar shall deliver Securities that do not bear a Control Securities Legend; provided, however, if the transferee of such Securities is deemed to be an underwriter as defined in section 1145 of the Bankruptcy Code, the Registrar shall deliver only Securities that bear such Control Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the transfer, exchange or replacement of Securities bearing the Control Securities Legend, the Registrar shall deliver only Securities that bear such Control Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (b) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section
2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (c) Obligations with Respect to Transfers and Exchanges of
Securities.

            (1) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article 2, execute and the Trustee shall authenticate Certificated Securities and Global Securities at the Registrar's or co-registrar's request.

            (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Article 3, Sections 4.06, 4.08, 9.05 or paragraph 5 of the Securities).

            (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (a) 15 Business Days before the mailing of a notice of an offer to repurchase Securities and ending at the close of business on the day of such mailing or (b) 15 Business Days before an interest payment date for Securities and ending on such interest payment date.

            (4) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (5) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (d) No Obligation of the Trustee.

            (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or each of its nominees or of any participants or members thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of Securities shall be given or made only to or upon the order of the registered Holders of such Securities (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law including, but not limited to, all federal or state securities laws with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company or Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of a definitive Securities.

            SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee may fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of the defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   Redemption

            SECTION 3.01. Optional Redemption.

            (a) Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to October 15, 2007. Thereafter, the Company shall have the option to redeem all or part of the Securities at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date if redeemed during the twelve month period beginning on October 15 of the years indicated below:

Year                                Redemption Price
----                                ----------------
2007                                105.0%

Year                                Redemption Price
----                                ----------------
2008                                102.5%
2009                                101.25%
2010 and thereafter                 100%

            (b) Notwithstanding the provisions of Section 3.01(a), at any time after the date hereof, on or prior to October 15, 2007 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date with net cash proceeds at one or more underwritten public offerings of common stock of the Company (a "Public Equity Offering"); provided, that:

            (1) At least 50% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption (excluding the Securities held by the Company or any of its Subsidiaries); and

            (2) The redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

            (c) Notwithstanding the provisions of Section 3.01(a), at any time after the date hereof, on or prior to October 15, 2007, if the Company or a Restricted Subsidiary consummates any Asset Disposition pursuant to which the aggregate amount of Net Available Cash exceeds $25.0 million, the Company shall have the option to redeem up to the maximum principal amount of Securities that may be purchased out of the Net Available Cash at an offer price in cash in an amount equal to 110% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such redemption; provided that the redemption occurs within 90 days after the date of the closing of the Asset Disposition.

            SECTION 3.02. Notice to Trustee Upon Redemption. If the Company elects to redeem Securities pursuant to Section 3.01, the Company shall notify the Trustee pursuant to Section 13.02 in writing of the redemption date, the principal amount of Securities to be redeemed and the applicable subsection of
Section 3.01 pursuant to which the redemption will occur. The Company will send each such notice to the Trustee at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

            SECTION 3.03. Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange or established automated over-the-counter trading market, if any, on which the Securities being redeemed are listed or if the Securities are not listed on a national securities exchange or an automated over-the-counter trading market, on a pro rata basis. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations of $1,000 principal amount or multiples thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.04. Notice of Redemption. At least 30 days, but not more than 60 days, before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) that, unless the Company defaults in making such redemption payment interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (6) the CUSIP number, if any, printed on the Securities being redeemed;

            (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

            (8) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof shall be issued without charge to the holder; and

            (9) the paragraph of the Securities and section of the Indenture pursuant to which the Securities call for redemption are being redeemed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.06. Surrender of Securities. Holders shall be required to surrender the Securities being purchased by the Company, with an appropriate form duly completed, to the Company at the address specified in the notice of redemption. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            SECTION 3.07. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            If any Security surrendered for redemption in the manner provided in this Indenture shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities which were to be redeemed.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 4.02. SEC Reports. (a) The Company shall file with the Trustee and the Securityholders, within 15 days after the Company is required to file the same with the SEC, all quarterly and annual financial information, and such information that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders with such quarterly and annual financial information and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

            (b) At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

            (c) In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (d) The Company also shall comply with the other provisions of TIA
Section 314(a).

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.

            (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

            (1) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guarantee;

            (2) the Securities, the Indenture and the Security Documents;

            (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (2) of this Section 4.03(b));

            (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than

      Indebtedness Incurred in connection with, or for the purpose of providing all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

            (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (2), (3) or (4) of this
      Section 4.03(b) or this clause (5); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (4), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

            (6) Hedging Obligations consisting of (i) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Indenture or (ii) Currency Agreements directly related to the foreign exchange exposure of the Company and the Restricted Subsidiaries;

            (7) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers or obligations (other than Indebtedness) Incurred in the ordinary course of business;

            (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished promptly after its Incurrence;

            (9) Indebtedness consisting of a Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this
      Section 4.03, provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

            (10) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, repair, improvement of, or additions to, property (real or personal), plant or equipment at the time of, or within 180 days after, such purchase, lease or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (10) and then outstanding (including any Refinancing Indebtedness with respect thereto), does not exceed $15.0 million;

            (11) Indebtedness of a Foreign Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Foreign Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1), (3), (4), (5), (6), (7), (8),
      (10) or (12) of this Section 4.03(b)), does not exceed $10.0 million; and

            (12) Indebtedness of any Foreign Subsidiary arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a business which is the same as or reasonably related to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof, as reasonably determined by the board of directors of the Company or such Foreign Subsidiary; provided that such Indebtedness in the aggregate does not exceed $7.5 million outstanding at any one time;

            (13) Indebtedness Incurred pursuant to the Credit Facility (including any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in clause (ii) of the definition thereof); provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (13) does not exceed $165 million at any time outstanding;

            (14) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business assets or Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Subsidiary for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

            (15) Indebtedness of the Company in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) of this Section 4.03(b) or Section 4.03(a)), does not exceed $20.0 million.

            (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness, pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 4.03:

            (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in Section 4.03(a) and (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above Sections;

            (2) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in
      Section 4.03 (a)and (b) above; and

            (3) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to clauses (10), (11) or (14) of Section 4.03(b) above may later be reclassified by the Company such that it shall be deemed as having been Incurred pursuant to Section 4.03(a), to the extent that such reclassified Indebtedness could be Incurred pursuant to such paragraph at the time of such reclassification.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment after giving effect thereto on a pro forma basis:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (B) 100% of the aggregate Net Cash Proceeds received by the
            Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash contribution received by the Company from its stockholders subsequent to the Issue Date; plus

                  (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for

            Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

                  (D) an amount equal to the sum of (x) the net reduction in the
            Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary, and
            (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person or Unrestricted Subsidiary, the amount of Investments excluding Permitted Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Company from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04;

      provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; and

            (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

            (1) with respect to clauses (a), (b) and (c),

                  (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Facility);

                  (B) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or for the purpose of providing all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this clause (1) of this Section 4.05 or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this clause (1) of this Section 4.05 or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable, taken as a whole, to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (D) any encumbrance or restriction with respect to a
            Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (E) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

                        (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

                        (y) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings, as determined in good faith by the Board of Directors, and

                        (z) such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Securities, as determined in good faith by the Company's Board of Directors; and

            (2) with respect to clause (c) only,

                  (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests entered in the ordinary course of business to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

                  (B) any encumbrance or restriction contained in security
            agreements or mortgages securing Indebtedness of a Restricted Subsidiary entered in the ordinary course of business to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of any Collateral unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is paid directly by the purchaser thereof, subject to the terms of the Intercreditor Agreement and the Security Documents, to the Collateral Agent or the Trustee to be held in trust and applied by the Company (or such Restricted Subsidiary, as the case may be) at the Company's election either:

                  (A) to acquire Additional Assets, which Additional Assets are concurrently with their acquisition added to the Collateral securing the Securities; provided, that if such Asset Disposition consists of assets or property of a Domestic Subsidiary that such Additional Assets shall also be assets or property of a Domestic Subsidiary;

                  (B) to repay any obligations under the Credit Facility and, in the case of any term loan facility, effect a permanent reduction in the availability under such term loan facility;

                  (C) if such Asset Disposition occurs prior to October 15,
            2007, and if the Net Available Cash from such Asset Disposition is $25.0 million or more, to redeem the Securities pursuant to Section 3.01(c) of this Indenture; or

                  (D) if such Asset Disposition occurs after October 15, 2007, to redeem the Securities pursuant to Section 3.01(a) of this Indenture;

            in each case within three months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.

            (b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition (other than an Asset Disposition of Collateral) unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                  (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Credit Facility Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) to the extent the Company elects, to acquire Additional
            Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (C) to repay any obligations under the Credit Facility and, in the case of any term loan credit facility, effect a permanent reduction in the availability under such term loan facility; or

                  (D) to the extent of the balance of such Net Available Cash after application in accordance with (or upon election not to utilize) clauses (A) or (B) of this section 4.06(b)(3), to elect to redeem Securities pursuant to Section 3.01 of this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness under a term loan facility pursuant to clause (A) or (C) of this Section 4.06(b), the Company or such Restricted Subsidiary shall permanently retire such term loan facility Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            (c) Notwithstanding the foregoing provisions of paragraphs (a) and
(b) of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with those paragraphs except to the extent that the aggregate Net Available Cash from all Asset Dispositions subject to those paragraphs which is not applied in accordance with those paragraphs exceeds $5.0 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness.

            (d) For the purposes of this Section 4.06, the following are also deemed to be cash or Cash Equivalents:

            (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

            (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.

            SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

            (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

            (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) of this Section 4.07(a) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

            (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

            (b) The provisions of Section 4.07 (a) shall not prohibit:

            (1) any Restricted Payment permitted to be made pursuant to Section 4.04;

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

            (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

            (4) the payment of reasonable and customary fees and indemnities to directors, officers and employees of the Company and any Restricted Subsidiary in the ordinary course of business;

            (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

            (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

            (7) transactions pursuant to agreements in existence on the Issue Date;

            (8) any employment agreement entered into by the Company and its Subsidiaries in the ordinary course of business; and

            (9) the sale by the Company or any Restricted Subsidiary of their respective production scrap to Prime Materials Recovery, Inc., a New York corporation, on terms that are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such sale in arm's length dealings with a Person who is not an Affiliate.

            SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b).

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

            (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

            SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

            SECTION 4.10. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

            (1) the Company or such Restricted Subsidiary would be entitled to
      (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and
      (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.09;

            (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

            (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.

            SECTION 4.11. Future Guarantors. The Company shall cause each Domestic Subsidiary (other than a Subsidiary Guarantor) that Incurs any Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Indebtedness of the Company or a Guarantor to, in each case, at the same time, execute and deliver to the Trustee (a) a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Security Obligations as those are set forth in this Indenture and the Security Documents and (b) any and all further Security Documents (including the Intercreditor Agreement), financing statements, agreements and instruments that grant the Collateral Agent a third-priority Lien (subject to Permitted Prior Liens) upon the assets and property of such Domestic Subsidiary for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or the Collateral Agent may reasonably request to create such third-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Collateral Agent or the Trustee in connection therewith.

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            SECTION 4.12. Impairment of Security Interest. The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, take or knowingly omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the Securities. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant to any Person (other than the Collateral Agent, for the benefit of the Trustee and the holders of the Securities) any interest whatsoever in any of the Collateral, other than Permitted Collateral Liens.

            SECTION 4.13. Material After-Acquired Property. Upon the acquisition by the Company or any Subsidiary Guarantor of any Material After-Acquired Property, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected third-priority security interest, subject only to Permitted Prior Liens, in such Material After-Acquired Property, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such Material After-Acquired Property to the same extent and with the same force and effect.

            SECTION 4.14. Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

            SECTION 4.15. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto in compliance with TIA Section 314(a)(4).

            SECTION 4.16. Further Instruments and Acts. Upon the request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture or compliance with the TIA.

                                   ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

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            (1) the resulting, surviving or transferee Person (the "Successor
      Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

            (4) the Company shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and that all conditions precedent have been complied with;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

            For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

            (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

            (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the

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      effect that the Company will comply with its obligations under Section
      4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

            (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

            (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (a) the Company defaults in the payment of interest on the Securities when the same becomes due and payable, and such default continues for a period of 30 days;

            (b) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities;

            (c) the Company or any Guarantor fails to comply with Section 5.01;

            (d) the Company or any Guarantor fails to comply with Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08, which failure shall constitute an Event of Default under Section 6.01(b)) and such failure continues for 30 days after the notice specified below;

            (e) the Company or any Guarantor fails to comply with any of its agreements in the Securities, this Indenture or in the Security Documents (other than those referred to in clause (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

            (f) A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including any interest thereon) of the Company, any Guarantor or any Significant Subsidiary (or the

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

payment of which is guaranteed now or hereafter by the Company or any Guarantor or Significant Subsidiary), whether such Indebtedness or Guarantee now exists or shall hereafter be created if (a) the principal, premium, if any, or interest of such Indebtedness (including any interest thereon) is not paid within any applicable grace period or as a result of such default the maturity of such Indebtedness has been accelerated prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company, the Guarantors and its Significant Subsidiaries the maturity of which has been so accelerated, aggregates $5.0 million or more.

            (g) The Company, any Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (1) commences a voluntary case;

            (2) consents to the entry of an order for relief against it in an involuntary case;

            (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (4) makes a general assignment for the benefit of its creditors;

            or takes any comparable action under any foreign laws relating to insolvency;

            (h) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (1) is for relief against the Company, any Guarantor or any Significant Subsidiary in an involuntary case;

            (2) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or

            (3) orders the winding up or liquidation of the Company, any Guarantor or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (i) Any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent (to the extent not covered by insurance) is entered against the Company, a Guarantor or any Significant Subsidiary and remains outstanding for a period of 60 days after such judgment becomes final and non-appealable;

            (j) A Security Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Security Guarantee and the Indenture) or a Guarantor denies or disaffirms its obligations under its Security Guarantee; or

            (k) The security interest under the Security Documents shall, at any time, fail or cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of the Indenture or any security interest created or purported to be created thereunder shall be declared invalid or unenforceable or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means the Bankruptcy Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (d) or (e) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d) or (e), its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee, and such notice references the Securities and this Indenture;

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or

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

this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines in its reasonable discretion is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liability and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of security or indemnity; and

            (e) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 30-day period.

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

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, for the benefit of the Holders of the Securities, for the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07.

            Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with
Section 6.10.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            All rights of action and claims under this Indenture, the Security Documents or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be

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for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            First: to the Trustee its agents and counsel for amounts due under the Indenture, including without limitation, Section 7.07;

            Second: to Securityholders for amounts due and unpaid on the Securities for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: to Securityholders for amounts due and unpaid on the Securities for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

            Fourth: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid; provided, however that the failure to give any such notice shall not affect the establishment of such record date any payment to Securityholders pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the

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Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default known to the Trustee:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel or reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written

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notice of any event which is in fact such a Default is received by the Trustee, and such notice references the Securities and this Indenture;

            (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents, and each agent, custodian and other Person employed to act hereunder;

            (h) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

            (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Guarantees or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each October 15 beginning with the October 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of October 15 that complies with TIA Section 313(a); provided that no such report need be transmitted if no such events listed in TIA Section 313(a) have occurred during such period. The Trustee also shall comply with TIA Sections 313(b) and (c).

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            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and its subsidiaries (on a joint and several basis) shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. Without prejudice to its rights hereunder, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee only if:

            (a)   the Trustee fails to comply with Section 7.10;

            (b)   the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d)   the Trustee otherwise becomes incapable of acting.

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            If the Trustee resigns or is removed by Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

            SECTION 7.12. Paying Agents. The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

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            (a) that it will hold all sums held by it as agent for the payment of principal of, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities ) in trust for the benefit of Holders of the Securities or the Trustee;

            (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, or interest on, the Securities when the same shall be due and payable.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance.

            (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations sufficient to pay at maturity or upon redemption all amounts due and owing on all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. Upon such event, the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company stating that conditions precedent to the satisfaction and discharge in accordance with this Section 8.01(a) have been satisfied.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and
the operation of Sections 6.01(d), 6.01(f), 6.01(g), 6.01(h), 6.01(i) and
6.01(k) (but, in the case of Section 6.01(g) and (h), with respect to Guarantors and Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d), 6.01(f), 6.01(g), 6.01(h), 6.01(i) and 6.01(k) but, in the
case of Sections 6.01(g) and (h), with respect only to Guarantors and

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

Significant Subsidiaries, or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Security Guarantee, the Company and each Subsidiary will be released from all of their obligations under the Security Documents and the Collateral will be released by the Trustee and the Collateral Agent.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee U.S. dollars or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited U.S. dollars without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 91 days pass after the deposit is made and during the 91-day period no Event of Default or Default specified in Sections 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a breach, violation or default under any other agreement or instrument binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that neither the Trustee nor the trust will be required to register as, or is qualified as, a regulated investment company under the Investment Company Act of 1940 as a result of such legal defeasance or covenant defeasance;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal

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

      income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited U.S. dollars and the U.S. dollars from U.S. Government Obligations either directly or indirectly through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under not duty to invest such money or U.S. Government Obligations.

            SECTION 8.04. Repayment to Company. Subject to Sections 7.01 and 7.02, the Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time which are in excess of the amount required to be deposited to affect a legal defeasance or covenant defeasance.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. dollars or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any

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

Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Security Documents or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

            (5) to add to the covenants of the Company or a Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Guarantor;

            (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

            (7) to make any change that does not adversely affect the rights of any Securityholder;

            (8) to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer Securities; or

            (9) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents or the Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or this Indenture.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

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

            The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any modification, waiver, amendment or supplement to this Indenture, the Securities, the Guarantees or the Security Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such modification, waiver, amendment or supplement to this Indenture, the Securities, the Guarantees or the Security Documents which materially adversely affects its own rights, duties or immunities under this Indenture.

            SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Security Documents or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal amount of or change the Stated Maturity of any Security;

            (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
      Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

            (7) make any change in Section 6.04, 6.07 or this Section 9.02;

            (8) impair the right of any holder of the Securities to receive payment of principal of and interest on such holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Securities;

            (9) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

            (10) make any change in, or release other than in accordance with the Indenture, any Security Guarantee that would adversely affect the Securityholders; or

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

            (11) make any change in any Security Document or the provisions in this Indenture dealing with Security Documents or application of proceeds of the Collateral that would adversely affect the Securityholders.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee. Notwithstanding the foregoing, nothing in this paragraph shall impair the rights of any Securityholder under TIA Section 316(b).

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall execute any amendment or waiver authorized pursuant to this Article 9; provided that the Trustee may, but

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shall not be obligated to, execute any such amendment or waiver which adversely affects the rights, duties, liabilities or immunities of the Trustee. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                  Subordination

            SECTION 10.01. Agreement To Subordinate. The Company and each Subsidiary Guarantor agree, and each Securityholder by accepting a Security and the related Subsidiary Guarantees agrees, that the Indebtedness evidenced by the Securities and the related Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Credit Facility Indebtedness and all Guarantor Credit Facility Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Credit Facility Indebtedness and such Guarantor Credit Facility Indebtedness. Only Indebtedness of the Company and the Subsidiary Guarantors which is Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness shall rank senior to the Securities and the Subsidiary Guarantees in accordance with the provisions set forth herein. This Indenture, and all rights and obligations under this Indenture, are subject to the Intercreditor Agreement. The parties to this Indenture, and their successors and assigns, and all Persons claiming any right under or in respect of this Indenture are hereby bound by, and (to the extent provided in the Intercreditor Agreement) entitled to the benefit of, the Intercreditor Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or its property:

            (a) holders of Credit Facility Indebtedness and holders of Guarantor Credit Facility Indebtedness of such Subsidiary Guarantor shall receive payment in full in cash of such Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness (including interest after the commencement of any bankruptcy proceeding to the extent authorized by the Bankruptcy Code and permitted by the court presiding over such proceeding at the rate specified in the applicable Credit Facility Document) and all commitments to lend under the Loan and Security Agreement shall be terminated before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities from the Company or the Subsidiary Guarantor, whether

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directly by the Company or pursuant to the Subsidiary Guarantee, except payments comprised solely of: (i) shares of stock of the Company consisting of Subordinated Securities other than Disqualified Stock; and (ii) any debt securities and related Guarantees consisting of Subordinated Securities; and

            (b) until such Credit Facility Indebtedness and such Guarantor Credit Facility Indebtedness is paid in full in cash (including interest after the commencement of any bankruptcy proceeding to the extent authorized by the Bankruptcy Code and permitted by the court presiding over such proceeding at the rate specified in the applicable Credit Facility Documents), and all commitments to lend under the Loan and Security Agreement have been terminated, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Credit Facility Indebtedness or the holders of such Guarantor Credit Facility Indebtedness as their interests may appear, except that Securityholders may receive: (i) shares of stock of the Company consisting of Subordinated Securities other than Disqualified Stock; and (ii) any debt securities and related Guarantees consisting of Subordinated Securities.

            SECTION 10.03. Default on Credit Facility Indebtedness.

            (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal or interest on the Credit Facility Indebtedness (a "Payment Default"), then neither the Company nor any Subsidiary Guarantor shall pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities for cash or property, whether directly by the Company or by such Subsidiary Guarantor under the Subsidiary Guarantee (other than: (i) shares of stock of the Company consisting of Subordinated Securities other than Disqualified Stock; and (ii) any debt securities and related Guarantees consisting of Subordinated Securities (collectively, "pay the Securities"), unless the Payment Default has been cured or waived and, in the case any such payment of principal or making of a deposit pursuant to Section 8.01, the Company or such Subsidiary Guarantor is then permitted to make such principal payment or deposit by the terms of the Loan and Security Agreement and the Term Loan or such Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness has been paid in full in cash (including interest after the commencement of any bankruptcy proceeding to the extent authorized by the Bankruptcy Code and permitted by the court presiding over such proceeding at the rate specified in the applicable Credit Facility Document) and all commitments to lend under the Loan and Security Agreement have been terminated; provided, however, that the Company or such Subsidiary Guarantor shall be entitled to pay the Securities or the Subsidiary Guarantee, as applicable, without regard to the foregoing if the Company or such Subsidiary Guarantor, as applicable, and the Trustee receive written notice approving such payment from the Representative of any Credit Facility Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any other default (other than a Payment Default) with respect to any Credit Facility Indebtedness pursuant to which the maturity thereof may be accelerated immediately or upon notice or the expiration of any applicable grace periods, neither the Company nor such Subsidiary Guarantor shall pay the Securities or any Subsidiary Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a

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copy to the Company) written notice (a "Blockage Notice") of such default from the Representative of such Credit Facility Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated
(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice rescinding the Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Credit Facility Indebtedness has been discharged or repaid in full in cash (including interest after the commencement of any bankruptcy proceeding to the extent authorized by the Bankruptcy Code and permitted by the court presiding over such proceeding at the rate specified in the applicable Credit Facility Document) and all commitments to lend under the Loan and Security Agreement have been terminated. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Credit Facility Indebtedness or the Representative of such Credit Facility Indebtedness shall have accelerated the maturity of such Credit Facility Indebtedness, the Company or such Subsidiary Guarantor shall be entitled to resume payments on the Securities, either directly or pursuant to the Subsidiary Guarantee, after termination of such Payment Blockage Period. The Securities and the Subsidiary Guarantees shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Credit Facility Indebtedness during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Credit Facility Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Credit Facility Indebtedness, unless such default or event of default has been cured or waived for a period of not less than 90 days.

            SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company, the Subsidiary Guarantors or the Trustee shall promptly notify the holders of the Credit Facility Indebtedness or their Representatives of the acceleration.

            SECTION 10.05. When Distribution Must Be Paid Over. If the Trustee or any Securityholder receives a payment or distribution before the Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness has been paid in full in cash( including interest after the commencement of any bankruptcy proceeding to the extent authorized by the Bankruptcy Code and permitted by the court presiding over such proceeding at the rate specified in the applicable Credit Facility Documents), and all commitments to lend under the Loan and Security Agreement have been terminated, the Trustee or the Securityholders ,as the case may be, who receive the payment or distribution shall hold it in trust for holders of Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness and shall pay it over to them as their interests may appear in the same form as received, or with any necessary endorsement or assignment, in accordance with the terms of the Intercreditor Agreement.

            SECTION 10.06. Subrogation. After all Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness is paid in full in cash and all commitments to lend under the Loan and Security Agreement have been terminated and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Credit Facility Indebtedness

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and Guarantor Credit Facility Indebtedness to receive distributions applicable to such Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness. A distribution made under this Article 10 to holders of such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Credit Facility Indebtedness or, as between a Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor of Guarantor Credit Facility Indebtedness.

            SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness. Nothing in this Indenture shall:

            (a) impair, as between the Company or the Subsidiary Guarantors, as the case may be, and Securityholders, the obligation of the Company or the Subsidiary Guarantors, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (b) subject to the terms of the Intercreditor Agreement, prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness to receive distributions otherwise payable to Securityholders.

            SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities or the related Subsidiary Guarantees shall be impaired by any act or failure to act by the Company or any Subsidiary Guarantor or by the failure of any of them to comply with this Indenture.

            SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness shall be entitled to give the notice; provided, however, that, if an issue of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness has a Representative, only the Representative shall be entitled to give the notice.

            The Trustee in its individual or any other capacity shall be entitled to hold Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness which may at any time be held by it, to the same extent as any other holder of such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness; and nothing in Article 7

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shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness, such Person shall be entitled to make such distribution or give such notice to their Representative (if any). SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities, whether directly or pursuant to a Subsidiary Guarantee, by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities or to make a claim for payment under the Subsidiary Guarantees.

            SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any Subsidiary Guarantor or any holder of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness or any other creditor of the Company or any Subsidiary Guarantor.

            SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (a) upon any final non-appealable order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness for the purpose of ascertaining which Representative is entitled to such payment or distribution, the amount of such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of which Representative as agent of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness to any payment or distribution pursuant to this
Article 10, the Trustee shall be entitled to request the Representatives to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness due to the Representative on behalf of Lenders (as defined in the credit Facility), the extent to which each Representative is entitled to such payment or distribution and other facts pertinent to the rights of each Representative under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to each Representative pending judicial determination as to the right of each Representative to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10

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            SECTION 10.14. Trustee To Effectuate Subordination. Each
Securityholder by accepting a Security irrevocably authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 10.02 hereof at least 10 days before the expiration of the time to file such claim, the holders of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness or their representatives are authorized to file an appropriate claim for and on behalf of and in the name of, the Securityholders.

            SECTION 10.15. Trustee Not Fiduciary for Holders of Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Credit Facility Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Credit Facility Indebtedness shall be entitled by virtue of this Article 10 or otherwise, except if such payment is made as a result of the Trustee's willful misconduct or gross negligence.

            SECTION 10.16. Reliance by Holders of Credit Facility Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security and related Subsidiary Guarantees acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness, whether such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness and such holder of such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Credit Facility Indebtedness or Guarantor Credit Facility Indebtedness.

                                   ARTICLE XI

                                   Guaranties

            SECTION 11.01. Guaranties. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Security Documents and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Security Documents and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

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            Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities, the Security Documents or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the Security Documents or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in
Section 11.06, any change in the ownership of such Guarantor.

            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

            Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, the Security Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such

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Guaranteed Obligations (but only to the extent not prohibited by law) and (3)
all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

            Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

            SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 11.06. Release of Subsidiary Guarantor. (a) Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale

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or disposition of all or substantially all the assets of such Subsidiary
Guarantor (in each case other than a sale or disposition to the Company or an Affiliate of the Company and as permitted by this Indenture and if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06), such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder.

            (a) The Subsidiary Guarantee of a Subsidiary Guarantor also shall be released (i) upon the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) if the Company exercises its legal defeasance option or its covenant defeasance option as described under Section 8.01.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument prepared by the Company evidencing each such release.

                                  ARTICLE XII

                               Security Documents

            SECTION 12.01. Security Documents. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Security Obligations of the Company and the Guarantors to the Holders or the Trustee or the Collateral Agent under this Indenture, the Securities and the Security Documents, according to the terms hereunder and thereunder, are secured as provided in the Security Documents and the Intercreditor Agreement which define the terms of the Liens that secure the Security Obligations, and provide that the Liens granted thereunder secure the Obligations on a third-priority basis. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by this
Section 12.01 to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Security Obligations of the Company and the Guarantors hereunder and thereunder, a valid and enforceable perfected third-priority Lien

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(subject to Permitted Prior Liens) and security interest in and on all the
Collateral, in favor of the Collateral Agent for the benefit of the Holders, in accordance with the terms of the Security Documents and the Intercreditor Agreement.

            SECTION 12.02. Recording and Opinions. The Company and the Guarantors shall furnish to the Collateral Agent on or before October 15 in each year beginning with October 15, 2005, an Opinion of Counsel, dated as of such date, either:

            (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Documents and reciting with respect to such Lien the details of such action or referencing to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents with respect to such Lien; or

            (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

            SECTION 12.03. Release of Collateral. (a) Subject to subsection (b) of this Section 12.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time:

            (i) in accordance with the provisions of the Security Documents and the Intercreditor Agreement or

            (ii) upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent under the Indenture have been met, then (at the sole cost and expense of the Company) the Collateral Agent shall release (or cause to be released) Collateral: (A) to enable the Company to consummate asset dispositions permitted or not prohibited under
Section 4.06; (B) if the Company provides substitute Collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company; (C) if any Subsidiary that is a Guarantor is released from its Guarantee in accordance with the terms of this Indenture, that Subsidiary's assets will also be released; (D) as described under Article IX; or (E) upon satisfaction and discharge or this Indenture as described under Article VIII. Upon receipt of such Officers' Certificate, the Collateral Agent shall promptly execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release, prepared by the Company at the expense of the Company, to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement.

            (b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or

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otherwise), no release of Collateral pursuant to the provisions of the Security
Documents will be effective as against the Securityholders.

            (c) The release of any Collateral from the terms of this Indenture, the Security Documents and the Intercreditor Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents, this Indenture and the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care. Such certificates or opinions will be subject to TIA Section 314(e).

            SECTION 12.04. Certificates and Opinions of Counsel. Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of releases of Collateral or the SEC will not take any action against the Company for failure to comply with, or that the Company is exempt from, all or any portion of TIA
Section 314(d). Any determination made pursuant to this Section 12.04 shall be binding on the Trustee, without the further action of the Trustee and the Trustee shall not be liable for any determination made by the Company in connection with TIA Section 314(d). The Company will comply with the provisions of TIA Section 314(b).

            SECTION 12.05. Determinations Relating to Collateral. In the event
(i) the Trustee shall receive any written request from the Company, a Guarantor or the Collateral Agent under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or a Guarantor's obligations with respect thereto or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or
(iii) the Trustee shall become aware of any material nonperformance by the Company or a Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Guarantor set forth in any Security Agreement, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with
Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Securities pursuant to Section
6.05 and, the Trustee may, in its sole
discretion, prior to taking such action or inaction if such action or inaction could subject it to environmental liabilities or taxation, require (i) direction from the Holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof and (ii) indemnification in accordance with
Section 6.05.

            SECTION 12.06. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with the Security Documents and the Intercreditor Agreement, at a time when the Trustee is not itself also the Collateral Agent, and has delivered the certificates and documents required by the Security Documents, the Intercreditor Agreement and Sections 12.03 and
12.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release.

            SECTION 12.07. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of the Securities, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

            (a) enforce any of the terms of the Security Documents and the Intercreditor Agreement; and

            (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

            The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

            SECTION 12.08. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Security Documents, and the Intercreditor Agreement.

            SECTION 12.09. Termination of Security Interest. Subject to the Intercreditor Agreement, upon the full and final payment and performance of all Security Obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees or in connection with the discharge of all Security Obligations under the Securities, the Guarantees and this Indenture as described under Article VIII, the Trustee shall, at the request of the Company, deliver an Officers' Certificate to the Collateral Agent stating that such Security

Obligations have been paid in full or discharged, as the case may be, and instruct the Collateral Agent to release the Liens pursuant to this Indenture, the Intercreditor Agreement and the Security Documents.

            SECTION 12.10. Conflicts Between Indenture and Security Documents. If any conflict or inconsistency exists between this Indenture and any of the Security Documents, this Indenture shall govern; provided, however, that to the extent a Security Document is governed by a law other than the internal laws of the State of New York, this Indenture shall not require that the internal laws of the State of New York govern such Security Document.

            SECTION 12.11. Collateral Agent. (a) Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

            (a) The Trustee is authorized and directed by the Company to (i) enter into the Security Documents and the Intercreditor Agreement, (ii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iii) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

            SECTION 12.12. Remedies Upon an Event of Default. If an Event of Default occurs, subject to the terms of the Intercreditor Agreement, the Trustee, on behalf of the Holders of the Securities, in addition to any rights or remedies available to it under this Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including instructing the Collateral Agent to take the actions set forth in Article 4 of the Collateral Agreement.

                                  ARTICLE XIII

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing, sent by facsimile, and subsequently delivered in person or mailed by overnight, first-class mail addressed as follows:

            if to the Company or any Guarantor:

                     101 South Hanley Road
                     Suite 1050
                     St. Louis, Missouri 63105
                     Attention of:  Glenn J. Holler

            if to the Trustee:

                     BNY Midwest Trust Company
                     2 N. LaSalle Street, Suite 1020
                     Chicago, IL 60602
                     Attention of: Corporate Trust Administration
                     Facsimile No:  (312) 821-8542

            The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

            (c) if required by TIA Section 314(a), a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(a).

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee any additional trustee and any Paying Agent in this Indenture shall bind their successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed or facsimile copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 13.14. Severability. In case one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       INTERNATIONAL WIRE GROUP, INC.

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       IWG RESOURCES LLC,

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       WIRE TECHNOLOGIES, INC.,

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       INTERNATIONAL WIRE ROME OPERATIONS

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       OWI CORPORATION

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       CAMDEN WIRE CO., INC.

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       OMEGA WIRE, INC.

                                       By: /s/ Joseph M. Fiamingo
                                           -------------------------------------
                                           Name:  Joseph M. Fiamingo
                                           Title: Chief Executive Officer

                                       BNY MIDWEST TRUST COMPANY
                                       as Trustee

                                       By: /s/ M. CALLAHAN
                                          _____________________________________
                                          Name: M. Callahan
                                          Title: Assistant Vice President

                                                                   SCHEDULE 1.01

                                Permitted Holders

Bennett Management Corporation
GSCP (NJ), Inc.
Tennenbaum Capital Partners, LLC

                                                                       EXHIBIT A

                                  FORM SECURITY

No.                                                                 $ 75,000,000
ISIN No.                                                            CUSIP No.

                      10% Secured Senior Subordinated Notes

   International Wire Group, Inc., a Delaware corporation, promises to pay to
            "Cede &Co.", or registered assigns, the principal sum of
                          Dollars on October 15, 2011.

                Interest Payment Dates: April 15, and October 15.
                      Record Dates: April 1 and October 1.

            Additional provisions of this Security are set forth on the other side of this Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                     International Wire Group, Inc.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     By:________________________________________
                                     Name:
                                     Title:

Dated: October 20, 2004

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

BNY Midwest Trust Company,
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:_______________________________
         Authorized Signatory

By:_______________________________
Name:_____________________________
Title:____________________________

                       [FORM OF REVERSE SIDE OF SECURITY]
                      10% Secured Senior Subordinated Notes

            1. Interest

            International Wire Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, if the Company does not file the Shelf Registration Statement (as defined in the Registration Rights Agreement) on or prior to 30 days after the Issue Date, additional interest will accrue on this Security at a rate of .25% per annum from and including the 30th day following the Issue Date until the Shelf Registration Statement is filed with the SEC; provided, also, if the Company does not file the Shelf Registration Statement within 60 days after the Issue Date, additional interest will accrue on this Security at a rate of .25% per annum from and including the 60th day following the Issue Date until the Shelf Registration Statement is filed with the SEC. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2005. The Company will pay interest on overdue principal at 2.0% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 20, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

            3. Paying Agent and Registrar

            Initially, BNY Midwest Trust Company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-

Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

            4. Indenture

            The Company issued the Securities under an Indenture dated as of October 20, 2004 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The Securities are general secured obligations of the Company. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; release security interests; amend security documents; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

            5. Redemption

            (a) Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to October 15, 2007. Thereafter, the Company shall have the option to redeem all or part of the Securities at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, as provided in and subject to the terms of, the Indenture, if redeemed during the twelve month period beginning on October 15 of the years indicated below:

Year                          Redemption Price
----                          ----------------
2007                              105.0%
2008                              102.5%
2009                             101.25%
2010 and thereafter                 100%

            (b) Notwithstanding the provisions of subparagraph (a)(i) of this Paragraph 5, at any time, after the date hereof, on or prior to October 15, 2007 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date with net cash proceeds at one or more underwritten public offerings of common stock of the Company (a "Public Equity Offering") as provided in and subject to the terms of, the Indenture; provided, that:

            (1) At least 50% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption (excluding the Securities held by the Company or any of its Subsidiaries); and

            (2) The redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

            (c) Notwithstanding the provisions of subparagraph (a)(i) of this Paragraph 5, at any time after the date hereof, on or prior to October 15, 2007, if the Company or a Restricted Subsidiary consummates any Asset Disposition pursuant to which the aggregate amount of Net Available Cash exceeds $25.0 million, the Company shall have the option to redeem up to the maximum principal amount of Securities that may be purchased out of the Net Available Cash at a redemption price in cash in an amount equal to 110% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such redemption, as provided in and subject to the terms of, the Indenture.

            (d) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such redemption date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. Securities called for redemption become due on the date fixed for redemption. If any Security surrendered for redemption in the manner provided in the Indenture shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities which were to be redeemed.

            6. Notice of Redemption

            Notice of any redemption will be mailed by first-class mail to each Holder of Securities to be redeemed at his registered address. Notice of any optional redemption must be mailed not less than 30 nor more than 60 days prior to the redemption date.

            7. Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

            8. Subordination

            The Securities and the related Subsidiary Guarantees are subordinated to Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness (as applicable), as defined in the Indenture. To the extent provided in the Indenture, Credit Facility Indebtedness and Guarantor Credit Facility Indebtedness must be paid before the Securities and the Subsidiary Guarantees may be paid. The Company and each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security and the related Subsidiary Guarantees agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

            9. Guarantee

            The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several secured senior subordinated basis by each of the Guarantors.

            10. Security

            The Securities will be secured by a third priority security interest (subject to Permitted Prior Liens) in the Collateral. The Collateral consists of 100% of the Company's capital stock of, or other equity interests in, existing and future Domestic Subsidiaries and 65% of the capital stock of, or other equity interests in, existing and future first-tier Foreign Subsidiaries and substantially all of the other personal property assets and all the interests in real property assets, together with the proceeds therefrom and improvements, alterations and repairs thereto, in each case that are held by the Company or any of the Guarantors.

            11. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

            12. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

            13. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment and the Trustee shall not be liable for any such payment.

            14. Discharge and Defeasance

            Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the full payment of all principal and interest on the Securities to redemption or maturity, as the case may be.

            15. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not adversely affect the rights of any Securityholder or to make, complete or confirm any grant of Collateral permitted or required by the Security Documents.

            16. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or the Guarantors if the amount accelerated (or so unpaid) exceeds $5.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, the Guarantors and the Significant Subsidiaries;
(vi) the failure of a Guarantee to be in full force and effect; or (vii) the failure of any security interest under the Security Documents to be in full force and effect or the declaration of any security interest created or purported to be created thereunder as invalid or unenforceable or the assertion by the Company or any Guarantor in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines in its sole discretion that withholding notice is in the interest of the Holders.

            17. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

            18. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            19. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

            20. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

            21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            22. Holders' Compliance with Registration Rights Agreement.

            Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

            23. Governing Law.

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

             101 South Hanley Road
             Suite 1050
             St. Louis, Missouri 63105
             Attention:  Corporate Secretary

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              _____________________________________________________
              (Print or type assignee's name, address and zip code)

                  _____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________
Date: _______________________________ Your Signature: __________________________
Sign exactly as your name appears on the other side of this Security.
________________________________________________________________________________

Signature Guarantee:
_____________________________________ __________________________________________
Signature must be guaranteed          Signature

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

             Amount of decrease in        Amount of increase in         Principal amount of this     Signature of authorized
Date of      Principal amount of this     Principal amount of this      Global Security following    officer of Trustee or
Exchange     Global Security              Global Security               such decrease or increase)   Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:

                                      [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount in principal amount: $________________

Dated: ______________________ Your Signature: __________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:___________________________________________________________
                                   (Signature must be guaranteed)

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.